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SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12
CONCEPTUS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
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	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement no.:
	(3)	Filing Party:
	(4)	Date Filed:
Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

CONCEPTUS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 26, 2005

TO THE STOCKHOLDERS:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Conceptus, Inc., a Delaware corporation (the "Company"), will be held on Thursday, May 26, 2005 at 10:00 a.m., local time, at Hotel Sofitel, 223 Twin Dolphin Drive, Redwood City, California 94065, for the following purposes:

          1.     To elect Class II directors to serve a term of three years or until their successors are elected and qualified.

          2.     To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2005.

          3.     To transact such other business as may properly come before the meeting or any postponement or adjournment(s) thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only stockholders of record at the close of business on Friday, April 15, 2005 are entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

        All stockholders are cordially invited to attend the Annual Meeting. It is important that your shares be represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Your shares will be voted at the Annual Meeting in accordance with your instructions. You can revoke the proxy at any time prior to voting, and the giving of a proxy will not affect your right to vote in the event you attend the Annual Meeting in person.

Very truly yours,

MICHAEL W. HALL Secretary
San Carlos, California April 29, 2005

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. IF A QUORUM IS NOT REACHED, THE COMPANY WILL HAVE THE ADDED EXPENSE OF RE-ISSUING THESE PROXY MATERIALS. IF YOU ATTEND THE MEETING AND SO DESIRE, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

THANK YOU FOR ACTING PROMPTLY.

CONCEPTUS, INC.

PROXY STATEMENT
INFORMATION CONCERNING SOLICITATION AND VOTING

General

        The enclosed Proxy is solicited on behalf of the Board of Directors of Conceptus, Inc. ("Conceptus" or the "Company"), for use at the Annual Meeting of Stockholders to be held on Thursday, May 26, 2005, at 10:00 a.m., local time, or at any postponement or adjournment(s) thereof (the "Annual Meeting"), for the purposes set forth herein and in an accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at Hotel Sofitel, 223 Twin Dolphin Drive, Redwood City, California 94065. The address of the Company's principal executive office is 1021 Howard Avenue, San Carlos, California 94070 and its telephone number is (650) 628-4700.

        These proxy solicitation materials were mailed to stockholders on or about April 29, 2005.

Revocability of Proxies

        Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use either (i) by delivering to the Company (Attention: Gregory E. Lichtwardt) a written notice of revocation or a duly executed proxy bearing a later date or (ii) by attending the Annual Meeting and voting in person. Attending the Annual Meeting by itself will not revoke a proxy previously given.

Record Date and Share Ownership

        Only stockholders of record at the close of business on Friday, April 15, 2005 are entitled to notice of and to vote at the meeting. At the record date, 25,690,411 shares of the Company's Common Stock were issued and outstanding.

Voting and Solicitation

        Holders of shares of Common Stock are entitled to one vote per share on all matters to be acted upon at the meeting, including the election of directors. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections (the "Inspector") with the assistance of the Company's transfer agent. The Inspector will also determine whether or not a quorum is present. In general, Delaware law provides that a quorum consists of a majority of the shares entitled to vote and present in person or represented by proxy. The Inspector will treat abstentions and broker non-votes as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Directors will be elected by a plurality of the votes cast that are present in person or represented by proxy. All other proposals require the favorable vote of a majority of the votes present and entitled to vote on the particular proposal. Abstentions will have the same effect as votes against such a proposal. Broker non-votes will not be counted as votes for or against such a proposal and will not be included in counting the number of votes necessary for approval of the proposal.

        The shares represented by the proxies received, properly marked, dated, signed and not revoked will be voted at the Annual Meeting. Where such proxies specify a choice with respect to any matter to be acted on, the shares will be voted in accordance with the specifications made. Any proxy that is returned using the form of proxy enclosed and that is not marked as to a particular item will be voted, as the case may be with respect to the item not marked: FOR the election of directors, FOR ratification of the appointment of the designated independent auditors, and as the proxy holders deem advisable on other matters that may come before the meeting. The Company believes that the tabulation procedures to be followed by the Inspector are consistent with the general statutory requirements in Delaware concerning voting of shares and determination of a quorum.

        The cost of soliciting proxies will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, facsimile or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

Deadline for Receipt of Stockholder Proposals for 2006 Annual Meeting

        Proposals of stockholders that are intended to be presented by such stockholder at the Company's 2006 Annual Meeting must be received by the Company no later than December 30, 2005 in order that such proposals may be included in the proxy statement and form of proxy relating to that meeting.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

        The Board of Directors is currently comprised of eight directors, divided into three classes. Each class of directors consists of two to three directors, and each class of directors serves for a staggered three year term or until a successor is elected and qualified. The Class I directors are Mr. Mark M. Sieczkarek and Mr. Thomas Bonadio, whose current terms will end at the Annual Meeting of Stockholders in 2007. The Class II directors are Dr. Marie-Helene Plais-Cotrel, Mr. Michael Baker, and Mr. Peter L. Wilson, whose current terms will end at the Annual Meeting of Stockholders in 2005. The Class III directors are Ms. Kathryn A. Tunstall, Mr. Robert Toni and Dr. Florence Comité, whose current terms will end at the Annual Meeting of Stockholders in 2006.

        All current members of Class II are standing for re-election in 2005. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's nominees named below, each of whom is currently a director of the Company.

        In the event that any such nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote in their discretion for a substitute nominee. It is expected that all nominees will be able and willing to serve as directors.

        There are no family relationships among our directors or executive officers. The names of directors and their ages, as of April 1, 2005, and certain other information about them are set forth below:

Name	Age	Position with Conceptus	Class	Director Since
Kathryn A. Tunstall(4)	55	Chairman of the Board of Directors	III	1993
Mark M. Sieczkarek(4)	50	President, Chief Executive Officer and Director	I	2003
Michael A Baker(1)(2)(4)	46	Director	II	2003
Thomas F. Bonadio(1)(3)(4)	55	Director	I	2003
Florence Comité, M.D.	53	Director	III	1997
Marie-Helene Plais-Cotrel	55	Director	II	2001
Robert V. Toni(1)(2)(3)(4)	64	Director	III	2003
Peter L. Wilson(2)(3)(4)	60	Lead Independent Director	II	2001

(1)
Member of Audit Committee.

(2)
Member of Compensation Committee.

(3)
Member of Nominating and Corporate Governance Committee.

(4)
Member of Executive Committee.

NOMINEES FOR ELECTION AS DIRECTORS THROUGH 2008

Class II Directors:

        Mr. Baker was appointed to our Board of Directors in September 2003. Since 1997, Mr. Baker has been the President and Chief Executive Officer of ArthroCare Corp, a manufacturer and marketer of soft tissue oblation devices. From 1989 to 1997, he held several positions in planning, corporate development and senior management at Medtronic, Inc., a medical technology company specializing in implantable and invasive therapies. Mr. Baker serves on the board of directors at ArthroCare. Mr. Baker holds a B.S. from the United States Military Academy at West Point and an MBA from the University of Chicago.

        Dr. Plais-Cotrel was appointed to our Board of Directors in August 2001. Dr. Plais-Cotrel is currently serving on the Administration and Scientific Boards of the Cotrel Spinal Research Foundation—Institut de France. From 1997 to 1999, she was Executive Vice President for New Business and Development for Sofamor Danek Group, until the company was sold to Medtronic. She was President of Sofamor SNC and Sofamor-Danek (SD) Europe, a spinal and cranial orthopedic device company, from 1993 to 1996. Dr. Plais-Cotrel joined Sofamor SA and subsequently Sofamor Danek Group as Medical Director in 1987. She received her medical degree from the University Descartes—Paris, and completed a residency in pediatrics and orthopedics. Post-residency, for eight years, she was a consultant in genetic diseases at the University of Rennes, Dinan Hospital, with a focus on ultrasound diagnostics during pregnancy. She received a Masters in Biology, specializing in genetics and embryology, from the Medical University of Paris.

        Mr. Wilson was appointed to our Board of Directors in December, 2001 and was appointed as the lead independent director in November, 2002. Mr. Wilson serves on the Board of Directors of ArthroCare Corp., and of Microban International, a manufacturer of antimicrobial compounds for use in plastics and synthetic fibers. Mr. Wilson served as President and Chief Executive Officer of Patient Education Systems from 1995 to 1998. Between 1992 and 1994, Mr. Wilson was an independent consultant of business development and marketing in the healthcare industry. From 1972 to 1992, Mr. Wilson worked for Procter & Gamble/ Richardson Vicks, where he held various positions as President of Richardson Vicks, Vice President/ General Manager of Procter & Gamble Vicks Healthcare, President/ General Manager of the Vidal Sassoon Division and President/ General Manager of the Personal Care Division. Mr. Wilson holds an M.B.A. in Marketing from Columbia University and a B.A. of Geology from Princeton University.

DIRECTORS WHOSE TERMS DO NOT EXPIRE THIS YEAR

Class III Directors (terms expire in 2006):

        Ms. Tunstall, Chairman of the Board of Directors since January 2000, has served as our director since July 1993 and served as our President and Chief Executive Officer from July 1993 to December 31, 1999. Prior to joining Conceptus, Ms. Tunstall spent seven years as an executive officer of the Edwards Less Invasive Surgery Division of Baxter International, a division engaged in the research and development, manufacturing and marketing of cardiovascular catheters, serving as President from June 1990 to June 1993 and serving as Vice President and Director of Worldwide Sales and Marketing from November 1986 to June 1990. From 1980 to 1986, Ms. Tunstall held various positions in manufacturing and marketing, including that of Vice President of Marketing of McGaw Laboratories, a pharmaceutical and medical device company. Ms. Tunstall also serves as a director and a compensation committee member of two medical device companies, Vivant Medical, Inc. and Solarant Medical, Inc. and is on the board of directors of Caliper Life Scences, Inc. a public biotechnology company. Ms. Tunstall is also a founder and chairman of the Board of Directors of Fair Advantage, Inc., an educational services company. Ms. Tunstall holds a B.A. in Economics from the University of California and has also completed graduate level studies in Business and Healthcare Administration.

        Dr. Comité was elected to our Board of Directors in September 1997 and also serves as a consultant for us pursuant to a consulting agreement. The consulting agreement was terminated in 2003. Dr. Comité is currently an Associate Clinical Professor at Yale University School of Medicine. From 1988 to 1998, Dr. Comité founded and directed Women's Health at Yale University School of Medicine as an Associate Professor in Endocrinology, Departments of Internal Medicine and Pediatrics and in Reproductive Endocrinology, Department of Obstetrics and Gynecology. From 1994 to 1997, Dr. Comité served as Deputy Medical Director of Time Life Medical/Patient Education Media, Inc. In 1994 and 1995, Dr. Comité also served as Senior Clinical and Research Advisor to the National Institutes of Health Offices of Alternative Medicine and Research in Women's Health. In 2003,

Dr. Comité was appointed to serve on the Institute of Medicine (National Academies of Science) Committee on the Use of Complementary and Alternative Medicine by the American Public. Over the past decade, Dr. Comité has worked with numerous corporations in Women's Health as an independent consultant (in women's health, business development, marketing strategies and PR), management (Chief Medical Officer and Medical Director), founder, and director. Dr. Comité received her M.D. from Yale University School of Medicine.

        Mr. Toni was appointed to our Board of Directors in October 2003. Mr. Toni retired in October 2002 from Closure Medical Corporation, where he held the position of President and Chief Executive Officer and served on the Executive Committee for eight years. Mr. Toni is currently an advisor to Closure Medical. Previous to Closure Medical, Mr. Toni was General Manager of Iolab Corporation for five years and held a number of senior positions with Coopervision Cilco for 7 years with his last position being President. Mr. Toni's earlier career was primarily in financial management for several large companies, including AMF and General Motors where he held the positions of Controller and Accounting Manager, respectively. He holds a B.B.A. from Iona College.

Class I Directors (terms expire in 2007):

        Mr. Sieczkarek was appointed as our President and Chief Executive Officer and to the Board of Directors in April 2003. Mr. Sieczkarek served as President, Americas, of Bausch and Lomb, Inc. from July 2001 to January 2003, as Corporate Vice President and President—Europe, Middle East and Africa Region from 1999 to 2001 and held positions of increasing responsibility at various divisions of Bausch and Lomb from 1995 to 1999. Prior to joining Bausch and Lomb, Mr. Sieczkarek was Vice President and Chief Financial Officer of KOS Pharmaceuticals from 1993 to 1995. From 1980 to 1993, Mr. Sieczkarek held executive level positions in Finance and Commercial Operations with several Bristol Myers-Squibb subsidiaries and Sanofi Diagnostics Pasteur. Mr. Sieczkarek currently serves on the Board of Trustees at St. John Fisher College, in Rochester, New York. Mr. Sieczkarek holds a B.S. in Accounting from the State University of New York at Buffalo and a MBA degree in Finance from Canisius College.

        Mr. Bonadio was appointed to our Board of Directors in September 2003. Mr. Bonadio is co-founder and managing partner of The Bonadio Group, an independent provider of accounting, business advisory and financial services in the upstate New York area. He co-founded this business in 1978, following seven years with Arthur Andersen & Co. Mr. Bonadio is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants and the New York State Society of Certified Public Accountants. He holds a B.B.A. from St. John Fisher College, and serves on the college's Board of Trustees.

Board Meetings and Committees

        The Board of Directors held a total of two in person and six telephonic meetings during the fiscal year ended December 31, 2004. Although the Company does not have a formal policy regarding attendance by members of the Board at its Annual Meeting, the Company encourages directors to attend and historically many of them have done so. To facilitate attendance and reduce travel costs, the Company usually schedules its Annual Meeting to occur immediately before or after a periodic meeting of the Board, although in some years scheduling conflicts have prevented this arrangement. Eight directors attended the annual stockholder meeting in June 2004 by telephone or in person.

        The Board of Directors has determined that all of the members of the Board of Directors, other than Mr. Sieczkarek and Ms. Tunstall, are "independent" as that term is defined in the Nasdaq Marketplace Rules. In addition, the Board of Directors has determined that each member of the Audit Committee also satisfies the independence requirements of Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

        The Board of Directors has an Executive Committee, an Audit Committee, Compensation Committee, of which there is a Stock Option Subcommittee, and a Nominating and Corporate Governance Committee. The Board has adopted a charter for the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.

  Executive Committee

        The Executive Committee of the Board of Directors (the "Executive Committee") consists of Messrs. Sieczkarek, Baker, Bonadio, Toni, and Wilson and Ms. Tunstall. Mr. Sieczkarek serves as the Chairman of the Executive Committee. During the last fiscal year, the Executive Committee held four meetings, all in person. The Executive Committee has the authority to exercise all powers of the Board between meetings of the Board, except in cases where action of the entire Board is required by the certificate of incorporation or bylaws of the Company or applicable law. Pursuant to the Delaware General Corporation Law, the Executive Committee shall not have the power or authority to approve or adopt, or recommend to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the Delaware General Corporation Law to be submitted to stockholders for approval or (ii) adopt, amend or repeal any bylaw of the Company. The Executive Committee does not have authority to act with respect to a matter if and to the extent applicable law or Nasdaq rule or policy requires that the Audit Committee, the Compensation Committee, or the Nominating & Corporate Governance Committee take or first recommend action on the matter.

  Audit Committee

        The Audit Committee of the Board of Directors (the "Audit Committee") currently consists of Mr. Bonadio, Mr. Baker and Mr. Toni. Mr. Bonadio serves as the Chairman of the Audit Committee. During the last fiscal year, the Audit Committee held six meetings. The primary responsibility of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company. The Board adopted the Audit Committee Charter on April 16, 2003 and approved an amended Audit Committee Charter on February 17, 2005, which is attached hereto as Annex A and incorporated herein by reference.

        The Board of Directors has determined that all members of the Audit Committee are "independent" as that term is defined in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards. The Board of Directors has further determined that Mr. Bonadio is an "audit committee financial expert" as defined by Item 401(h) of Regulation S-K of the Securities Act of 1933, as amended (the "Securities Act").

  Compensation Committee

        The Compensation Committee of the Board of Directors (the "Compensation Committee") consists of Mr. Wilson, Mr. Toni and Mr. Baker. Mr. Toni serves as the Chairman of the Compensation Committee. The Stock Option Subcommittee includes Mr. Sieczkarek. During the last fiscal year, the Compensation Committee held six meetings. The Compensation Committee, or a subcommittee thereof, where necessary, administers the Company's incentive compensation and benefit plans (including stock plans) and, in conjunction with the Board of Directors, establishes salaries, incentives and other forms of compensation for directors, officers and other employees. The Stock Option Subcommittee makes recommendations and approves option grants to certain employees and consultants pursuant to the Company's stock plans. The Board of Directors has determined that all of the members of the Compensation Committee are "independent" as defined in the Nasdaq Marketplace Rules.

  Nominating and Corporate Governance Committee

        The Nominating and Corporate Governance Committee of the Board of Directors (the "Nominating and Corporate Governance Committee") is composed of three non-employee directors, Mr. Wilson, Mr. Bonadio, and Mr. Toni. Mr. Wilson serves as Chair of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee establishes qualification standards for membership on the Board of Directors, identifies qualified individuals for membership on the Board of Directors and considers and recommends director nominees for approval by the Board of Directors and the stockholders. The Nominating and Corporate Governance Committee considers suggestions from many sources, including stockholders, regarding possible candidates for director.

        During the last fiscal year, the Nominating and Corporate Governance Committee held two meetings. The Board has determined that all of the members of the Nominating and Corporate Governance Committee are "independent" as defined in the Nasdaq Marketplace Rules. The Company's policy is for the Nominating and Corporate Governance Committee to consider stockholder recommendations for director nominee(s) that are submitted in accordance with the Company's bylaws. The provisions of the Company's bylaws relevant to stockholder submission of director nominee(s) are described in greater detail below. To date, the Company has not received any recommendations from stockholders requesting that the Nominating Committee consider a candidate for inclusion among the Committee's slate of nominees in the Company's proxy statement.

        In evaluating director nominees, the Nominating and Corporate Governance Committee considers the following factors:

  •
  the appropriate size of the Board of Directors;

  •
  the needs of the Company with respect to the particular talents and experience of its directors;

  •
  the skills, experience and reputation of the potential nominee in relation to the capabilities already present on the Board of Directors;

  •
  the judgment and perspective developed through business experiences and/or educational endeavors;

  •
  the candidate's ability to work with other members of the Board of Directors and management to further our goals and increase stockholder value; and

  •
  the ability to devote a sufficient amount of time to carry out the duties and responsibilities as a director.

        The objective of the Nominating and Corporate Governance Committee is to structure a Board of Directors that brings to the Company a variety of skills and perspectives developed through high-quality business and professional experience. Other than the foregoing, there are no stated minimum criteria for director nominees. The Nominating and Corporate Governance Committee may, however, consider such other factors as it deems are in the best interests of the Company and the stockholders.

        The Nominating and Corporate Governance Committee identifies nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board of Directors with skills and experience that are relevant to the Company's business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board of Directors with that of obtaining new perspectives. If any member of the Board of Directors does not wish to continue in service, or if the Nominating and Corporate Governance Committee decides not to nominate a member for re-election, unless the Board of Directors determines not to fill a vacancy the Nominating and Corporate Governance Committee will identify the desired skills and experience of a new nominee as outlined above. To date, the Company has not engaged a third party to identify or evaluate or assist in identifying potential nominees, although the Company reserves the right to do so in the future if necessary.

        Stockholders may send any recommendations for director nominees or other communications to the Board of Directors or any individual director c/o Secretary, Latham & Watkins LLP, 135 Commonwealth Drive, Menlo Park, CA 94025, Attn: Michael W. Hall, with a copy to Conceptus, Inc. 1021 Howard Avenue, San Carlos, CA, 94070 Attn: Peter Wilson. All communications received are reported to the Board of Directors or the individual directors, as appropriate. All communications received will be reported to the Board or the individual directors, as appropriate. As required under the Company's bylaws, any stockholder recommendation for director nominee(s) should include (i) the candidate's name, age, business and residence addresses, (ii) the candidate's principal occupation or employment, (iii) the number of shares of common stock of the Company beneficially owned by the candidate (if any), and (iv) any other information relating to such nominee(s) that is required to be disclosed under the Exchange Act, including, without limitation, the nominee's written consent to being named in the proxy statement as a nominee and to serving as a director if elected. In addition, any such stockholder recommendation for director nominee(s) should include (i) the stockholder's name and address as they appear on the books of the Company, (ii) the number of shares of common stock of the Company beneficially owned by the stockholder,, and (iii) any other information that is required to be provided by the stockholder pursuant to the Exchange Act. To be considered timely and properly brought before an annual meeting of stockholders, any such stockholder recommendation for director nominee(s) must be delivered to the principal executive offices of the Company no sooner than ninety (90) days and no later than sixty (60) days prior to the scheduled annual meeting of stockholders. In the event that less than sixty (60) days' notice or prior public disclosure of the date of the annual meeting of stockholders is given or made to stockholders, notice by the stockholder will be considered timely filed if received before the close of business on the tenth (10th) day following the date the notice of the annual meeting of stockholders was mailed or public disclosure of the same was made. For any such timely and properly brought stockholder recommendation for director nominee(s) to be included in the proxy statement and form of proxy for an annual meeting of stockholders, the stockholder must provide notice as required by the Exchange Act. For more information, please refer to "Stockholder Proposals" on page 2 of this proxy statement.

Code of Ethics

        The Board of Directors has also adopted a formal code of ethics that applies to all of the Company's employees, officers and directors. You can access the latest copy of the Code of Ethics, as well as the charters of the Audit and Nominating Committees of the Board of Directors in the About Conceptus section of our website at http://www.conceptus.com.

        During fiscal 2004, none of the incumbent directors attended fewer than 75% of the aggregate number of meetings of the Board of Directors (held while such director was a member) and of the committees upon which such director served (during the periods such director served).

Director Compensation

  Cash Payments

        In January 2005, the Executive Committee approved adjustments to compensation for our outside directors as indicated below. In addition, the Company reimburses each outside director for out-of-pocket expenses incurred in connection with attendance at meetings of the Board of Directors or any committee thereof.

BOARD OF DIRECTORS COMPENSATION

		2004	Approved for 2005
ANNUAL RETAINER
Board and Executive Committee Members		$10,000	$10,000
ADDITIONAL ANNUAL RETAINER
Lead Director (as Governance & Nominating Committee Chair)		15,000	15,000
Audit Chair		15,000	15,000
Other Audit Committee Members		—	3,000
Compensation Chair		—	10,000
Other Compensation Committee Members		—	1,000
MEETING FEES
Board and Executive Committee Members		2,500 (or 750 if telephonically)	2,500 (or 500/hr if telephonically)
Audit Committee	If separate meeting	500	750/hr
Compensation Committee	If separate meeting	500	500/hr
Governance & Nominating Committee	If separate meeting	500	500/hr
ADDITIONAL MEETING FEES
Lead Director (as Governance & Nominating Committee Chair)		—	—
Audit Chair		—	—
Compensation Chair		—	—

  Deferred Fee Plan

        The Company has established a deferred fee plan pursuant to which its non-employee directors may elect to defer receipt of all or part of the compensation payable to them for serving on the Board of Directors or committees of the Board of Directors. The amount a participant elects to defer will be used to purchase phantom units of the Company's Common Stock (including fractional shares) using the fair market value of the Common Stock on the date the compensation would otherwise have been paid. The phantom Common Stock units would be appropriately adjusted for stock splits, dividends, reorganizations and similar events. The deferred compensation is not distributable until the termination of such participant's service as a director. Upon distribution, the phantom Common Stock units would be payable to a participant in an equal number of whole shares of Common Stock issued by the Company or in cash, or a combination of Common Stock and cash, in one lump sum or, if the participant chooses, in ten substantially equal annual installments. The participant may change the distribution election no later than twelve months prior to the first date deferred compensation is to be paid.

  Automatic Option and Restricted Stock Grants

        Our non-employee directors are automatically granted shares of restricted stock and options to purchase shares of our Common Stock pursuant to the terms of our Fourth Amended and Restated 2001 Equity Incentive Plan (the "2001 Plan"). In January 2005, the Executive Committee approved the amendment of the 2001 Plan to provide for a change to the number of options and shares of restricted stock granted annually to our non-employee directors.

        Under the amended 2001 Plan, (i) each person who becomes a non-employee director will be granted on the date on which he or she first becomes a non-employee director (A) an option to purchase 20,000 shares of our common stock on the date of such initial election (the "Initial Option") and (B) 6,670 shares of restricted stock ("Initial Restricted Stock Grant"), and (ii) each person who is a non-employee director automatically will be granted (A) an additional option to purchase 7,500 shares of the our common stock (a "Subsequent Option") and (B) 2,000 shares of restricted stock

("Subsequent Restricted Stock Grant"), each on the date of each annual meeting of stockholders immediately following which such director is serving on our Board of Directors, provided that, on such date, he or she shall have served on our Board of Directors for at least six (6) months prior to the date of such annual meeting.

        In addition, pursuant to the amended 2001 Plan, the non-employee directors who serve on the following committees of the board will be granted in connection with the annual grants described above additional shares of restricted stock and additional options to purchase shares of our common stock as set forth below:

BOARD OF DIRECTORS'
ADDITIONAL AUTOMATIC OPTION AND RESTRICTED STOCK GRANTS

	Annual Additional Options	Annual Additional Restricted Stock Grants
Lead Director	—	500
Audit Chair	5,000	500
Other Audit Committee Members	2,000	—
Compensation Chair	2,000	500
Other Compensation Committee Members	1,000	—

        Each of the foregoing additional options shall become exercisable in installments as to 1/12 of the total number of shares subject to such option on each monthly anniversary of the date of grant of such option. Such options shall have an exercise price equal to the fair market value of our common stock on the date of grant, and a term of ten years. Each of the foregoing additional restricted stock grants shall become vested in equal installments as to 1/3 of the total number of shares subject to such grants on each annual anniversary of the date of grant. The options and shares of restricted stock granted to non-employee directors are subject to accelerated vesting upon a change of control in accordance with the terms of the 2001 Plan.

        The foregoing description is qualified in its entirety by reference to the amended and restated 2001 Plan, a copy of which is on file with the Securities and Exchange Commission and is available to you free of charge at the SEC's web site at www.sec.gov. You may request a free copy of these documents by writing to Investor Relations, Conceptus, Inc., 1021 Howard Avenue, San Carlos, CA 94070 or by calling our Investor Relations department at (650) 802-7240.

        Mr. Sieczkarek and Ms. Kathryn Tunstall were not separately compensated for their services as directors.

Required Vote

        If a quorum is present and voting, the nominees receiving the highest number of votes, up to the number of directors to be elected, will be elected as directors. Directors will be elected by a plurality of the votes cast that are present in person or represented by proxy. Abstentions, withheld votes, and broker non-votes will not affect the election of directors.

Recommendation of the Board of Directors

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL OF THE NOMINEES LISTED ABOVE FOR THE BOARD OF DIRECTORS OF THE COMPANY.

PROPOSAL NO. 2

APPROVAL OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        Upon the recommendation of the Audit Committee and subject to stockholder ratification, the Board of Directors has retained PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2005. In recommending to the Board of Directors that PricewaterhouseCoopers LLP be retained as the Company's independent registered public accounting firm, the Audit Committee considered whether the provision of non-audit services by PricewaterhouseCoopers LLP was compatible with maintaining PricewaterhouseCoopers' independence and concluded that it was.

        Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will have the opportunity to respond to appropriate questions and to make a statement if they desire. In the event the stockholders do not ratify such appointment, the Board of Directors will reconsider its selection.

Required Vote

        The ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm requires the affirmative vote of the holders of a majority of the shares of the Company's Common Stock present at the Annual Meeting in person or by proxy and entitled to vote.

Recommendation of the Board of Directors

        THE AUDIT COMMITTEE AND THE BOARD OF DIRECTORS RECOMMEND A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2005.

AUDIT COMMITTEE REPORT1

        The Audit Committee is comprised of three members, Mr. Bonadio, Mr. Baker and Mr. Toni, each of whom is "independent," as defined in the rules and regulations of the Nasdaq National Market. Mr. Bonadio serves as the Chairman of the Committee. Upon the recommendation of the Audit Committee and in compliance with regulations of the Nasdaq National Market, the Board of Directors has adopted an Audit Committee Charter setting forth the requirements for the composition of the Audit Committee, the qualifications of its members, the frequency of meetings and the responsibilities of the Audit Committee

1
The information contained in this Audit Committee report shall not be deemed to be "soliciting material" or to be "filed" with the Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference in such filing.

        Management has the primary responsibility for the consolidated financial statements and the reporting process, including the systems of internal accounting control. The Audit Committee's primary responsibility is oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company.

        Management has represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee has discussed with the independent auditors their evaluation of the accounting principles, practices and judgments applied by management, and the Audit Committee has discussed any items required to be communicated to it by the independent auditors in accordance with regulations promulgated by the Securities and Exchange Commission (the "Commission"). The Audit Committee membership complies with the requirements of the Nasdaq National Market with respect to independence, financial literacy and financial management expertise.

        The Audit Committee has received from the independent auditors a letter describing any relationships with the Company that may bear on their independence and has discussed with the independent auditors the auditors' independence from the Company and its management. The Committee has approved the audit fees of the independent auditors. It has also reviewed non-audit services and fees to assure compliance with regulations prohibiting the independent auditors from performing specified services that might impair their independence, as well as compliance with the Company's policies.

        The Audit Committee discussed with the Company's independent auditors the overall scope of and plans for their audits. The Committee has met with the independent auditors, separately and together, with and without management present, to discuss the Company's financial reporting processes and internal controls. The independent auditors presented no significant audit findings.

        In reliance on the reviews and discussions referred to above, and without other independent verification, the Audit Committee recommended to the Board of Directors the inclusion of the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2004.

        The following table sets forth the aggregate fees billed or to be billed by PricewaterhouseCoopers LLP for the following services during the years ended December 31, 2003 and 2004:

Description of Services	2003 Fees	2004 Fees
Audit fees(1)	$106,000	$931,000
Audit-related fees(2)	$—	$102,000
Tax fees(3)	$—	$—
All other fees(4)	$1,000	$1,000

Total	$107,000	$1,034,000

(1)
Audit Fees:    represents the aggregate fees billed or to be billed for services performed to comply with generally accepted auditing standards. In addition to the audit and review of financial statements, it includes fees in connection with statutory and regulatory filings such as comfort letters, attest services, consents and assistance with and review of documents filed with the Securities and Exchange Commission. For the year ended December 31, 2003, audit fees were for services related to the audit of our annual financial statements and the review of our quarterly financial statements and associated filing. For the year ended December 31, 2004, audit fees were for services related to the audit of our annual financial statements, including the audit of management's report on the effectiveness of the Company's internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002, the review of our quarterly financial statements and associated filing, and for services related to the filing of the Company's registration statement on Form S-3, which was filed with the Securities and Exchange Commission on March 15, 2004.

(2)
Audit-Related Fees:    represents the aggregate fees billed or to be billed for assurance and related services that are traditionally performed by the independent auditor. These services include employee benefit plan audits, due diligence related to mergers and acquisitions, accounting consultation and audits in connection with acquisitions, attest services that are not required by statute or regulation, and consultation concerning financial accounting and reporting standards. PricewaterhouseCoopers LLP performed no such services in 2003. For the year ended December 31, 2004, audit-related fees were for advisory work related to Section 404 of the Sarbanes-Oxley Act of 2002. All such services were pre-approved by the Audit Committee.

(3)
Tax Fees:    represents the aggregate fees billed or to be billed for professional services rendered for tax compliance, tax advice and tax planning, including tax return preparation, refund claims, tax payment-planning services, assistance with tax audits and appeals, advice related to mergers and acquisitions and requests for rulings or technical advice from tax authorities. PricewaterhouseCoopers LLP performed no such services for the years ended December 31, 2003 and 2004.

(4)
All Other Fees:    represents the aggregate fees billed or to be billed for services that are appropriately not included in the Audit, Audit Related, and Tax categories. Other fees for the years ended December 31, 2003 and 2004 is related to user fee of an on-line software tool.

Pre-Approval Policies

        The Audit Committee's policy is to pre-approve all audit and non-audit services provided by the independent auditors, including the fees and other terms of any such engagement. These services may include audit services, audit-related services, tax services and other services. Any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. The Audit Committee may elect to delegate pre-approval authority to one or more designated Audit Committee members in accordance with its charter. Audit Committee approval is required to exceed the budgeted amount for a particular service. The Audit Committee considers whether such audit or non-audit services are consistent with the Commission's rules on auditor independence.

        Submitted on March 31, 2005 by the members of the Audit Committee of the Company's Board of Directors.

Tom Bonadio, Audit Committee Chair Michael Baker, Audit Committee Member Bob Toni, Audit Committee Member

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth the beneficial ownership of the Common Stock as of March 31, 2005 as to (i) each person who is known to the Company to beneficially own more than five percent of the Company's common stock, and (ii) each nominee for the Company's Board of Directors, and (iii) each of the Company's remaining directors, and (iv) each of the executive officers named in the Summary Compensation Table on page 16, and (v) all directors and executive officers as a group.

	Shares Beneficially Owned
Name and Address of Beneficial Owner(1)
	Number	Percent(2)
Massachusetts Financial Services Company 2 Avenue de Lafayette Boston, MA 02111-1738	2,758,560	10.74%
Federated Investors, Inc.(3) Voting Shares Irrevocable Trust John F. Donahue Rhodora J. Donahue J. Christopher Donahue 1001 Liberty Avenue Pittsburgh, PA 15222-3779	4,933,886	19.21%
Goldman Sachs Asset Management, L.P. 32 Old Slip New York, NY 10005	1,902,853	7.41%
State of Wisconsin Investment Board P.O. Box 7842 Madison, WI 53707	1,641,100	6.39%
Kathryn Tunstall(4)	451,999	1.76%
Michael Baker(5)	25,419	*
Tom Bonadio(6)	31,219	*
Florence Comité, M.D.(7)	49,669	*
Marie Helene Plais-Cotrel(8)	39,169	*
Mark Sieczkarek(9)	339,499	1.32%
Robert Toni(10)	22,086	*
Peter Wilson(11)	39,169	*
Gregory Lichtwardt(12)	92,250	*
Ed Sinclair(13)	84,437	*
Ulric Cote III(14)	69,854	*
Lisa Pohmajevich(15)	57,500	*
All directors and officers as a group (12 persons)(16)	1,302,270	5.07%

*
Less than 1%.

(1)
Except as otherwise indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock indicated as beneficially owned by them.

(2)
Percentage of ownership is based on 25,690,411 shares of Common Stock outstanding on March 31, 2005. The number of shares of Common Stock beneficially owned includes the shares issuable pursuant to stock options that are exercisable within 60 days of March 31, 2005. Shares issuable pursuant to stock options are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person.

(3)
Federated Investors, Inc. (the "Parent") is the parent holding company of Federated Equity Management Company of Pennsylvania and Federated Global Investment Management Corp. (the "Investment Advisers"), which act as investment advisers to registered investment companies and separate accounts that own shares of common stock in Conceptus, Inc. (the "Reported Securities"). The Investment Advisers are wholly owned subsidiaries of FII Holdings, Inc., which is wholly owned subsidiary of Federated Investors, Inc., the Parent. All of the Parent's outstanding voting stock is held in the Voting Shares Irrevocable Trust (the "Trust") for which John F. Donahue, Rhodora J. Donahue and J. Christopher Donahue act as trustees (collectively, the "Trustees"). The Trustees have collective voting control that they exercise over the Parent. In accordance with Rule 13d-4 under the Securities Act of 1934, as amended, the Parent, the Trust, and each of the Trustees expressly disclaim beneficial ownership of the Reported Securities.

(4)
Includes 330,832 shares issuable upon exercise of options exercisable within 60 days of March 31, 2005 and 18,000 shares of restricted stock grant to be fully vested in February 2007.

(5)
Represents 21,249 shares issuable upon exercise of options exercisable within 60 days of March 31, 2005 and 1,670 shares of restricted stock grant to be fully vested in June 2007.

(6)
Represents 21,249 shares issuable upon exercise of options exercisable within 60 days of March 31, 2005 and 1,670 shares of restricted stock grant to be fully vested in June 2007.

(7)
Includes 47,999 shares issuable upon exercise of options exercisable within 60 days of March 31, 2005 and 1,670 shares of restricted stock grant to be fully vested in June 2007.

(8)
Includes 31,499 shares issuable upon exercise of options exercisable within 60 days of March 31, 2005 and 1,670 shares of restricted stock grant to be fully vested in June 2007.

(9)
Includes 262,499 shares issuable upon exercise of options exercisable within 60 days of March 31, 2005 and 72,000 shares of restricted stock grant to be fully vested in February 2007.

(10)
Includes 20,416 shares issuable upon exercise of options exercisable within 60 days of March 31, 2005 and 1,670 shares of restricted stock grant to be fully vested in June 2007.

(11)
Represents 31,499 shares issuable upon exercise of options exercisable within 60 days of March 31, 2005 and 1,670 shares of restricted stock grant to be fully vested in June 2007.

(12)
Represents 56,250 shares issuable upon exercise of options exercisable within 60 days of March 31, 2005 and 36,000 shares of restricted stock grant to be fully vested in February 2007.

(13)
Includes 48,437 shares issuable upon exercise of options exercisable within 60 days of March 31, 2005 and 36,000 shares of restricted stock grant to be fully vested in February 2007.

(14)
Includes 33,854 shares issuable upon exercise of options exercisable within 60 days of March 31, 2005 and 36,000 shares of restricted stock grant to be fully vested in February 2007.

(15)
Includes 33,500 shares issuable upon exercise of options exercisable within 60 days of March 31, 2005 and 24,000 shares of restricted stock grant to be fully vested in February 2007.

(16)
Includes 939,283 shares issuable upon exercise of options exercisable within 60 days of March 31, 2005, 222,020 shares of restricted stock grant to be fully vested in February 2007 and 10,020 shares of restricted stock grant to be fully vested in June 2007.

EXECUTIVE OFFICERS OF THE COMPANY

        Our executive officers of our management team and their age as of March 15, 2005, that are not listed elsewhere, are as follows:

Name	Age	Position
Mark M. Sieczkarek	50	President, Chief Executive Officer and Director
Gregory Lichtwardt	50	Executive Vice President, Treasurer and Chief Financial Officer
Ulric Cote, III	37	Vice President, Sales
Ed Sinclair	48	Vice President, Clinical Research, Regulatory Affairs and Quality Assurance
Lisa Pohmajevich	48	Vice President, Marketing

        Mr. Lichtwardt joined Conceptus as Executive Vice President, Treasurer and Chief Financial Officer in November 2003.     From 2000 to 2002, he was Executive Vice President, Finance, Chief Financial Officer and Corporate Secretary of Innoventry, Inc., a financial services company. From 1993 to 2000, Mr. Lichtwardt was Vice President, Finance, Chief Financial Officer and Treasurer of Ocular Sciences, Inc., a worldwide developer and marketer of soft contact lenses. Prior to his employment with Ocular Sciences, Mr. Lichtwardt, from 1989 to 1993, held senior management positions in various divisions of Allergan Inc. In addition to these positions, Mr. Lichtwardt has held various financial positions at AST Research, Inc. and at divisions of American Hospital Supply Corporation. He holds a BBA degree from the University of Michigan and MBA degree from Michigan State University.

        Mr. Cote joined Conceptus as Vice President, Sales in April 2004. From 2003 to 2004, Mr. Cote was Senior Director of Sales, Gynecology Division at American Medical Systems. From 2000 to 2001, he served as President and Chief Executive Officer of Collagenesis, Inc., a developer and marketer of products derived from reengineered and processed human tissue. Collagenesis was a private company that filed a petition under the federal bankruptcy laws in December 2001 when it was unable to obtain financing as a result of the economic downturn in the market. Prior to Collagenesis, Mr. Cote was Director of Sales and Marketing for Influence, a medical company developing a treatment for incontinence, from 1996 to 2000 and held various sales positions at Indigo Medical and Osbon Medical Systems, from 1990 to 1996.    He holds a BS degree in Business Administration from California State University at Sacramento.

        Mr. Sinclair joined Conceptus as Vice President, Clinical Research and Regulatory Affairs in February 2003. Prior to joining our company, from 2002 to 2003, he was Senior Director of Regulatory Affairs and Quality Assurance at Novasys Medical, a private women's health care company developing a non-surgical treatment for stress urinary incontinence. In late 2001, Mr. Sinclair was a consultant for Conceptus. From 1999 to 2001, he was Vice President of Regulatory, Quality Assurance and Clinical Affairs at Prolifix Medical, an early-stage interventional cardiology company. Mr. Sinclair joined PercuSurge in 1996 as Director of Regulatory and Quality Affairs and then Vice President of Operations and Quality for this coronary and cerebral embolic protection company, before its acquisition by Medtronic. From 1994 to 1996, he was Director of International Regulatory Affairs and Quality Assurance at Cardiac Pathways, a company founded to treat cardiac arrhythmias and acquired later by Boston Scientific. Mr. Sinclair holds a B.S. degree in Biological Sciences from the University of California, Irvine, and a Master of Arts degree in Management from the University of Redlands.

        Ms. Pohmajevich has served as Vice President of Marketing since November 2004. She joined Conceptus as Senior Director of Marketing in 2002. From 1996 to 1999, Ms. Pohmajevich was Senior Marketing Manager of Monitoring Systems at Mallinckrodt, a manufacturer of respiratory products.

Prior to Mallinckrodt, she was Marketing Manager at Laserscope Surgical Systems, a surgical laser and instrumentation manufacturer, from 1992 to 1996. Ms. Pohmajevich holds an MBA degree in International Business and Marketing from the College of Notre Dame and has a BS degree in Nursing from Westminster College.

        See "Election of Directors—Class I Directors (terms expire in 2007)", above, for a brief description of the educational background and business experience of Mr. Sieczkarek.

EXECUTIVE COMPENSATION

        The following table sets forth the compensation received by the Company's Chief Executive Officer and the Company's four other most highly paid executive officers who earned in excess of $100,000 during the fiscal year ended December 31, 2004 (the "Named Executive Officers").

Summary Compensation Table

									Long Term Compensation Awards
Name and Principal Position	Year	Salary		Bonus			Other Annual Compensation(1)		Restricted Stock Awards(2)		Securities Underlying Options	All Other Compensation
Mark Sieczkarek President & CEO(3)	2004 2003	$ $	417,262 264,616	$ $	50,000 670,000	(4)	$ $	2,070 608	$ $	648,000 —	100,000 630,000	$ $	43,310 493,092	(5)
Gregory Lichtwardt EVP. Treasurer and CFO(6)	2004 2003	$ $	259,615 19,231	$ $	— —		$ $	1,242 36	$ $	324,000 —	60,000 150,000	$ $	— —
Ulric Cote III VP of Sales(7)	2004		$164,423		$25,100			$324		$458,640	175,000		$—
Ed Sinclair VP of Clinical Research, Regulatory Affairs and Quality Assurance(8)	2004 2003	$ $	197,308 161,500	$ $	— 15,000		$ $	594 545	$ $	324,000 —	60,000 75,000	$ $	— —
Lisa Pohmajevich VP of Marketing	2004 2003 2002	$ $ $	164,924 155,944 127,500	$ $ $	7,812 20,342 —		$ $ $	472 472 330	$ $ $	216,000 — —	120,000 6,000 30,000	$ $ $	— — —

(1)
Amounts represent premiums paid by the Company for group term life insurance.

(2)
Represents the fair market value of the common stock underlying the grant at the date of grant multiplied by the number of shares granted, which for each executive officer is as follows: Mr. Sieczkarek, 72,000 shares; Mr. Lichtwardt, 36,000 shares; Mr. Cote, 36,000 shares; Mr. Sinclair, 36,000 shares; and Ms. Pohmajevich, 24,000 shares.

(3)
Mr. Sieczkarek joined the Company as its President and Chief Executive Officer in April 2003.

(4)
Amount represents a signing bonus.

(5)
Amount represents relocation expense reimbursement.

(6)
Mr. Lichtwardt joined the Company as its Executive Vice President, Treasurer and Chief Financial Officer in November 2003.

(7)
Mr. Cote joined the Company as Vice President, Sales in April 2004.

(8)
Mr. Sinclair joined the Company as Vice President of Clinical Research, Regulatory Affairs and Quality Assurance in February 2003.

OPTION GRANTS DURING YEAR ENDED DECEMBER 31, 2004

        The following table provides certain information with respect to stock options granted to the Named Executive Officers in the last fiscal year. In addition, as required by Commission rules, the table sets forth the hypothetical gains that would exist for the options based on assumed rates of annual compound stock price appreciation during the option term.

Options/SAR Grants in Last Fiscal Year

	Individual Grants(1)
					Potential Realizable Value at Assumed Annual Rates of Appreciation For Option Term(3)
	Number of Securities Underlying Options/SARs Granted	Percent of Total Options/SARs Granted to Employees in Fiscal Year(2)
Name			Exercise or Base Price ($/sh)	Expiration Date
					5%	10%
Mark Sieczkarek	100,000	12.24%	$8.94	11/30/2014	$562,232	$1,424,806
Gregory Lichtwardt	60,000	7.35%	$8.94	11/30/2014	$337,339	$854,883
Ed Sinclair	20,000 40,000	2.45 4.90%	$9.07 8.94	2/24/2014 11/30/2014	$113,581 224,893	$289,105 569,922
Ulric Cote III	125,000 50,000	15.31 6.12%	$12.74 8.94	4/5/2014 11/30/2014	$1,001,515 281,116	$2,538,035 712,403
Lisa Pohmajevich	10,000 110,000	1.22 13.47%	$9.07 8.94	2/24/2014 11/30/2014	$57,041 618,455	$144,552 1,567,286

(1)
No stock appreciation rights were granted to the Named Executive Officers in the last fiscal year. Options generally vest at a rate of 1/8th of the shares on the six-month anniversary of the vesting commencement date and 1/48th of the original number of shares on each month anniversary of the vesting commencement date thereafter.

(2)
The Company granted stock options representing 816,618 shares to employees during the fiscal year ended December 31, 2004.

(3)
The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by the Securities and Exchange Commission. There is no assurance provided to any executive officer or any other holder of the Company's securities that the actual stock price appreciation over the 10-year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the option grants made to the executive officers.

        The following table sets forth certain information for the Named Executive Officers with respect to the exercise of options to purchase Common Stock during the fiscal year ended December 31, 2004.

Aggregated Option Exercises in the Year Ended
December 31, 2004 and Fiscal Year-End Option Values

					Value of Unexercised In-the- Money Options at December 31, 2004(1)
			Number of Shares of Common Stock Underlying Unexercised Options at December 31, 2004
Name	Shares Acquired on Exercise	Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
Mark Sieczkarek	0	$0	210,000	520,000	$0	$0
Gregory Lichtwardt	0	$0	40,625	169,375	$0	$0
Ed Sinclair	0	$0	38,541	96,459	$39,187	$46,313
Ulric Cote III	0	$0	20,833	154,167	$0	$0
Lisa Pohmajevich	0	$0	29,333	126,667	$0	$0

(1)
Calculated by determining the difference between the fair market value of the Company's Common Stock as of December 31, 2004 ($8.12 per share) and the exercise price of the securities underlying the options.

Employment Contracts, Termination of Employment and Change-In-Control Arrangements

        In May 1997, the Company entered into an agreement with Ms. Tunstall, which provides that, in the event of certain change-in-control transactions, each option held by Ms. Tunstall shall become fully vested and immediately exercisable. In the event of an involuntary termination within two years after a change-in-control transaction, the agreement provides that Ms. Tunstall will receive (i) her salary paid according to the Company's standard payroll procedure for a period of 18 months; (ii) health and life insurance benefits for a period of 18 months; (iii) monthly severance payments equal to 1/12 of the "target bonus" she would have received for the fiscal year in which the termination occurs, the "target bonus" portion of which will be paid assuming the satisfaction of all requisite performance objectives and that the Company pays bonuses at 100% of its operating plan; and (iv) outplacement services not to exceed a value of $15,000.

        In April 2003, the Company entered into an employment agreement with Mark Sieczkarek, its President and Chief Executive Officer, which agreement was amended in July 2003 and amended and restated in its entirety in August 2004. The amended and restated agreement has a term of three years and is automatically renewable for one year periods unless otherwise terminated.

  •
  Salary and Performance Bonuses:    Pursuant to the amended and restated agreement, Mr. Sieczkarek will receive an annual base salary of at least $408,000 and an annual target bonus of up to 100% of base salary, 75% of which will be cash and 25% of which will be an equity component, which may include stock options and restricted stock. In addition to his target bonus, Mr. Sieczkarek will be eligible for an additional incentive bonus of up to an additional 50% of his base salary in the event the Company's performance is above the performance objectives set by the Board of Directors.

  •
  Stock Options:    Pursuant to the April 2003 agreement, Mr. Sieczkarek was granted options to purchase 630,000 shares of Common Stock, which will vest over five years.

  •
  Acceleration Upon Change-in-Control:    In the event of certain change-in-control transactions, each option and restricted stock held by Mr. Sieczkarek will become fully vested and immediately exercisable. In addition, the time during which Mr. Sieczkarek may exercise such options and restricted stock will be extended to a total of 12 months from the date of the change-in-control.

  •
  Involuntary Termination following a Change-in-Control:    In the event of an involuntary termination within two years after a change-in-control transaction, the agreement provides that Mr. Sieczkarek will receive (i) his base salary paid according to the Company's standard payroll procedure for a period of 36 months from the date of termination, plus (ii) either (a) if termination takes place before April 16, 2006, an amount equal to 100% of the "target bonus" he would have received for the fiscal year in which the termination occurs multiplied by three, or (b) if termination occurs after April 16, 2006 in connection with a change in control, an amount equal to 50% of the "target bonus" he would have received for the fiscal year in which the termination occurs multiplied by three, the "target bonus" will be paid assuming the satisfaction of all requisite performance objectives, (iii) health and life insurance benefits for a period of 36 months, (iii) reimbursement of health insurance premiums, up to $650 per month, for a period up to 36 months plus a potential additional lump sum payment of up to $11,700 for medical premiums, and (iv) outplacement services not to exceed a value of $15,000.

  •
  Involuntary Termination:    In the event of an involuntary termination before a change-in-control or two years after the effective date of a change in control, Mr. Sieczkarek will receive (i) an amount equal to 18 months of his then current base salary multiplied by three, (ii) an amount equal to the cash portion of the annual "target bonus" he would have received for the fiscal year in which the termination occurs multiplied by 150%, the "target bonus" which will be paid assuming the satisfaction of all requisite performance objectives and that the Company pays bonuses at 100% of its budget or plan, (iii) health and life insurance benefits for a period of eighteen 18 months, (iv) reimbursement of health insurance premiums, up to $650 per month, for a period up to 18 months, (v) outplacement services not to exceed $15,000, and (v) acceleration of vesting schedule by 18 months of options and restricted stock. At the sole discretion of the Board of Directors, salary and target bonus severance payments may be paid in one lump sum or periodically according to the Company's standard payroll procedure in place immediately prior to the termination.

  •
  Signing Bonuses:    Pursuant to the July 2003 agreement, the Company agreed to pay Mr. Sieczkarek a one-time signing bonus of $445,000, which signing bonus is repayable to us, in part, if his employment with us terminates within two years of the date of that agreement. Under the August 2004 agreement, the Company agreed to pay Mr. Sieczkarek an additional one-time signing bonus of $50,000 upon his signing of the August 2004 agreement.

  •
  Reimbursement of Expenses:    Pursuant to the August 2004 agreement, the Company agreed to reimburse certain reasonable expenses in accordance with the Company's policies.

        In November 2003, the Company signed an offer letter with Mr. Gregory Lichtwardt, its Executive Vice President, Treasurer and Chief Financial Officer, pursuant to which, Mr. Lichtwardt will receive an annual base salary of at least $250,000 and was granted an option to purchase 150,000 shares of the Company's common stock, which will vest over four years. Mr. Lichtwardt will also be eligible to participate in the Company's executive bonus incentive programs as designated by the Board of Directors. In April, 2004, the Company entered into a separate agreement with Mr. Lichtwardt which provides that, in the event of a "hostile takeover" or other type of change-in-control, each of Mr. Lichtwardt's option will become vested as to 100% of the option shares that have not otherwise vested on the effective date of the change-in-control transaction. In the event of an involuntary termination within two years after the change-in-control transaction, Mr. Lichtwardt will receive (i) salary according to our standard payroll procedure for a period of 18 months; (ii) health and life insurance benefits for a period of 18 months; (iii) monthly severance payments equal to 1/12 of the "target bonus" such officer would have received for the fiscal year in which the termination occurs, the "target bonus" portion of which will be paid assuming the satisfaction of all requisite performance objectives and that the Company pays bonuses at 100% of its operating plan; (iv) acceleration of all options to become fully vested and immediately exercisable; and (v) outplacement services not to exceed a value of $15,000.

        In April 2004, the Company signed an offer letter with Mr. Ulric Cote III, the Company's Vice President of Sales, pursuant to which, Mr. Cote will receive an annual base salary of at least $225,000, a signing bonus of $25,000, which is payable to us if his employment terminates with us within one year of hiring date and was granted an option to purchase 125,000 shares of Common Stock, which will vest over four years. Mr. Cote will also be eligible to participate in our executive bonus incentive programs as designated by the Board of Directors, Pursuant to the agreement, Mr. Cote was granted 36,000 shares of restricted stock with a single time based restriction under the Long Term Officer Incentive Program component of the Company's Officer's Incentive Program.

        The Company has entered into agreements with certain of its other officers and employees, including Ulric Cote III, Ed Sinclair, and Lisa Pohmajevich, which provide that, in the event of a "hostile takeover," options held by such officers shall become fully vested and immediately exercisable. In the event of any other type of change-in-control, each such option will become vested as to 50% of the option shares that have not otherwise vested on the effective date of the change-in-control transaction. In the event of an involuntary termination within two years after the change-in-control transaction, the agreements provide that each of the above mentioned officers will receive (i) salary according to our standard payroll procedure for a period of 12 months; (ii) health and life insurance benefits for a period of 12 months; (iii) monthly severance payments equal to 1/12 of the "target bonus" such officer would have received for the fiscal year in which the termination occurs, the "target bonus" portion of which will be paid assuming the satisfaction of all requisite performance objectives and that the Company pays bonuses at 100% of its operating plan; (iv) acceleration of all options to become fully vested and immediately exercisable; and (v) outplacement services not to exceed a value of $15,000. The Company otherwise des not have any employment agreements with any of its executive officers.

        The Company entered into indemnification agreements with its officers and directors containing provisions which may require the Company, among other things, to indemnify its officers and directors against certain liabilities that may arise by reason of their status or service as officers or directors (other than liabilities arising from willful misconduct of a culpable nature) and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

EQUITY COMPENSATION PLAN INFORMATION

        The following table sets forth information as of December 31, 2004 for all of the Company's equity compensation plans, including its 1993 Stock Plan, 2001 Equity Incentive Plan, 1995 Employee Stock Purchase Plan, 1995 Directors' Stock Option Plan, 2002 Non-Qualified Stock Option Plan, 2004 stand-alone inducement grant and Deferred Fee Plan for Directors:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights($)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans Excluding Securities Reflected in Column(a)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	2,013,877	10.88	975,440	(1)
Equity compensation plans not approved by security holders(2)	1,535,287	11.10	42,345

Total	3,549,164		1,017,785

(1)
Includes 145,799 shares remaining available for future issuance under our 1995 Employee Stock Purchase Plan.

(2)
Consists of shares issuable under our Amended and Restated 2002 Non-Qualified Stock Option Plan and the stand alone inducement grant for Ulric Cote III, which do not require the approval of and have not been approved by our stockholders. Please see description of the Amended and Restated 2002 Non-Qualified Stock Option Plan contained in Note 7 to our annual report on Form 10-K filed with the SEC on March 31, 2005. In addition, the Company has adopted a deferred fee plan for its non-employee directors, pursuant to which such directors may receive an indeterminable amount of shares of the Company's Common Stock.

COMPENSATION COMMITTEE REPORT2

        The following is a report of the Compensation Committee describing the compensation policies applicable to the Company's executive officers during the fiscal year ended December 31, 2004. The Compensation Committee is currently comprised of Messrs. Toni, Baker and Wilson, all of whom the Board believes are independent directors. The Compensation Committee's purpose is to recommend salaries, incentives and other forms of compensation for the Company's directors, officers and other employees, administer various incentive compensation and benefit plans (including stock plans) and recommend policies relating to such incentive compensation and benefit plans. The Stock Option Subcommittee, currently comprised of Mr. Sieczkarek, administers certain grants under the Company's 2001 Equity Incentive Plan and 2002 Non-Qualified Plan. Executive officers who are also directors have not participated in deliberations or decisions involving their own compensation.

2
The information contained in this Compensation Committee report shall not be deemed to be "soliciting material" or to be "filed" with the Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference in such filing.

Executive Officer Compensation

  Compensation Policy

        The members of the Compensation Committee believe the Company's executive compensation policy should ensure that an appropriate relationship exists between executive pay and the creation of long-term investor value, while at the same time helping to recruit, reward, motivate and retain key employees. Our objective is to provide a total compensation program that establishes base salaries in a competitive range, bonus opportunities that reward above-average performance and stock-based incentive programs designed to achieve long-term corporate financial goals and build executive stock ownership. Executive Compensation does not include forms of compensation such as SERPs or deferred compensation. Our 2001 Equity Incentive Plan and 2002 Non-Qualified Plan preclude "repricing" or "exchanging" options. The Compensation Committee reviewed all components of the Chief Executive Officer's compensation, including annual base salary, bonuses based on corporate and individual performance, equity and long-term incentive compensation, including grants of restricted stock and stock options, accumulated realized and unrealized stock option and restricted stock gains, the dollar value to the executive and cost to the Company of all perquisites and other personal benefits and the actual and projected payouts obligations under several potential severance and change-in-control scenarios. A tally sheet setting forth all the above components was prepared and reviewed affixing dollar amounts under the various scenarios. The Compensation Committee also reviewed the components of all other executive officers as well as senior-level managerial and technical employees. Based on this review, the Compensation Committee finds that the Chief Executive Officer's and other executive officers' total compensation (and in the case of the severance and change-in-control scenarios, the potential payouts) in the aggregate to be reasonable and not excessive.

  Base Salaries for Fiscal 2004

        The Compensation Committee evaluates the performance and recommends the salary of the President and Chief Executive Officer and all other executive officers. Survey data is drawn from comparable companies participating in medical device, biotechnology, and/or pharmaceutical executive compensation surveys. Within this framework, executive salaries are determined based on evaluation of each officer's individual performance throughout the year, level of responsibility, overall salary structure and assessment of the Company's financial condition. The Company's compensation policy is designed to target executive officer base salaries within a range of salary data for officers in similar positions in companies of like characteristics. Generally, salaries paid to the Company's executive officers in fiscal

2004 were within the targeted range. While it is the Compensation Committee's intent to continue to review periodically base salary information to monitor competitive ranges within the applicable market, including information related to geographic location and individual job responsibilities, it is further the intent of the Compensation Committee to maintain a close relationship between the Company's performance and the base salary component of the Company's executive officers' compensation.

  Annual Incentive Bonuses

        The Company's Annual Incentive Bonus Plan provides for the payment of cash bonuses shortly after completion of the fiscal year based primarily on the Company's prior year performance in relation to predetermined financial objectives and individual executive performance for the year then ended. This includes assessment of the executive's contribution to the achievement of the Company's financial performance. Prior to the beginning of the fiscal year, the Compensation Committee established objectives related to the Company's revenue and cash flow. Based on the Company's performance against these objectives during 2003 and 2004, the Company paid $0 bonuses in 2004 to the Named Executive Officers under the Annual Incentive Bonus Plan.

  Stock Option Awards for Fiscal 2004

        The Company's 2001 Equity Incentive Plan and 2002 Non-Qualified Plan provide for the issuance to the Company's officers and employees of shares of restricted stock and stock options to purchase shares of the Company's common stock at an exercise price equal to the fair market value of such stock on the date of the option grant. These awards typically vest over three to five years. These awards are granted to the Company's executive officers and other employees both as a reward for past individual and corporate performance and as an incentive for future long-term performance. The Compensation Committee believes that stock-based performance compensation arrangements are essential in aligning the interests of management and the stockholders in enhancing the long-term value of the Company's equity.

        During fiscal 2004, the Stock Option Subcommittee approved grants of stock awards to certain employees in connection with the hiring performance and/or promotion of such employees. During fiscal 2004, 222,000 shares of restricted stock and options to purchase an aggregate of 515,000 shares of common stock were granted to the Company's Chief Executive Officer and other Named Executive Officers.

  Compensation of the Chief Executive Officer

        The fiscal year 2004 compensation of Mark Sieczkarek, the Company's Chief Executive Officer, consisted of base salary of $417,262, bonus of $50,000, and the grant of 72,000 shares of restricted stock and options to purchase 100,000 shares of common stock as part of his employment agreement. As with the Company's other executive officers, the amounts of the Chief Executive Officer's stock awards and bonus are based on attainment of a combination of corporate, financial and individual performance objectives. The Summary Compensation Table includes additional information regarding the other compensation and benefits paid to the Company's Chief Executive Officer.

  Deductibility of Executive Compensation

        The Compensation Committee has considered the impact of Section 162(m) of the Internal Revenue Code adopted under the Omnibus Budget Reconciliation Act of 1993, which section disallows a deduction for any publicly held corporation for individual compensation exceeding $1.0 million in any taxable year for the Chief Executive Officer and four other most highly compensated executive officers, unless such compensation meets the requirements for the "performance-based" exception to the general rule. The cash compensation paid to its Chief Executive Officer for 2004 did not exceed

$1.0 million. Since the cash compensation the Company paid to each of the Company's other executive officers in 2004 is expected to be well below $1.0 million, the Compensation Committee believes that this section otherwise will not affect the tax deductions available to the Company. The cash compensation payable to each of the Company's executive officers, including the Chief Executive Officer, in 2005 is expected to be well below $1.0 million. It will be the Compensation Committee's policy to qualify, to the extent reasonable, the executive officers' compensation for deductibility under applicable tax law.

Compensation Committee Interlocks and Insider Participation

        For the year ended December 31, 2004, Mr. Toni was the chair of the Compensation Committee. Messrs. Baker and Wilson served on the Compensation Committee. Mr. Sieczkarek served on the Stock Option Subcommittee, a subcommittee under the Compensation Committee. There are and were no interlocking relationships between the Board of Directors or the Compensation Committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

The Compensation Committee, Robert V. Toni, Chair Peter L. Wilson Michael Baker

Performance Graph

        The following graph compares the five years cumulative total stockholder return for the Company's common stock, assuming reinvestment of all dividends, to the cumulative return for the period from December 31, 1999 to December 31, 2004 to that of the Nasdaq Stock Market — U.S. Index and the Nasdaq Medical Equipment Index for the period from December 31, 1999 to December 31, 2004. The graph assumes that $100 was invested on December 31, 1999 in the Company's Common Stock and in each of the comparative indices.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG CONCEPTUS, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE NASDAQ MEDICAL EQUIPMENT INDEX

*
$100 invested on 12/31/99 in stocks or index-
including reinvestment of dividends.
Fiscal year ending December 31.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        See also the description of Change-In-Control Arrangements on page 20.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities ("Reporting Persons") to file with Commission initial reports of ownership and reports of changes in ownership of the Company's common stock and other equity securities. Reporting Persons are required by the Commission's regulation to furnish to the Company with copies of all Section 16(a) forms they file.

        To the Company's knowledge, all of the Section 16(a) filing requirements with respect to the fiscal year ended December 31, 2004 have been satisfied except one Form 4 was filed delinquent by each of Michael Baker, Tom Bonadio, Florence Comite, Marie-Helene Plais-Cotrel, Robert Toni, Peter Wilson and Ed Sinclair. In making this statement, the Company has relied solely upon review of the copies of such reports furnished to the Company.

OTHER MATTERS

        The Board of Directors knows of no other matters to be submitted for the meeting. If any other matters properly come before the meeting, then the persons named in the enclosed form of proxy will vote the shares they represent in such manner as the Board of Directors may recommend.

BY ORDER OF THE BOARD OF DIRECTORS

Michael W. Hall Secretary
Dated: April 29, 2005

        A copy of the Company's Annual Report to the Securities and Exchange Commission on Form 10-K for the year ended December 31, 2004 is available without charge upon written request to Conceptus, Inc., 1021 Howard Avenue, San Carlos, California 94070, and an electronic copy is available at the Company's website www.conceptus.com.

Annex A

CONCEPTUS, INC.

AMENDED AND RESTATED

AUDIT COMMITTEE CHARTER

Adopted by the Board: April 16, 2003
Amended by the Board: February 17, 2005

CONCEPTUS, INC.

AUDIT COMMITTEE CHARTER

        This Audit Committee Charter ("Charter") was adopted by the Board of Directors (the "Board") of Conceptus, Inc. (the "Company") on April 16, 2003, and amended on February 17, 2005.

I.    Purpose

        The purpose of the Audit Committee (the "Committee") is to assist the Board with its oversight responsibilities regarding: (i) the integrity of the Company's financial statements; (ii) the Company's compliance with legal and regulatory requirements, including requirements for implementing effective internal controls over financial reporting and programs to detect fraud; (iii) the independent auditor's qualifications and independence; (iv) and the performance of the Company's independent auditor. In so doing, the Committee should endeavor to maintain free and open means of communication between the members of the Committee, other members of the Committee, other members of the Board, the external auditor and the financial management of the Company.

        The Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the "SEC") to be included in the Company's annual proxy statement.

        In addition to the powers and responsibilities expressly delegated to the Committee in this Charter, the Committee may exercise any other powers and carry out any other responsibilities delegated to it by the Board from time to time consistent with the Company's bylaws. The powers and responsibilities delegated by the Board to the Committee in this Charter or otherwise shall be exercised and carried out by the Committee as it deems appropriate without requirement of Board approval, and any decision made by the Committee (including any decision to exercise or refrain from exercising any of the powers delegated to the Committee hereunder) shall be at the Committee's sole discretion. While acting within the scope of the powers and responsibilities delegated to it, the Committee shall have and may exercise all the powers and authority of the Board. To the fullest extent permitted by law, the Committee shall have the power to determine which matters are within the scope of the powers and responsibilities delegated to it.

        Notwithstanding the foregoing, the Committee's responsibilities are limited to oversight. Management of the Company is responsible for the preparation, presentation and integrity of the Company's financial statements as well as the Company's financial reporting process, accounting policies, internal accounting controls and disclosure controls and procedures. The independent auditor is responsible for performing an audit of the Company's annual financial statements, expressing an opinion as to the conformity of such annual financial statements with generally accepted accounting principles in the United States ("GAAP") and reviewing the Company's quarterly financial statements. It is not the responsibility of the Committee to plan or conduct audits or to determine that the Company's financial statements and disclosure are complete and accurate and in accordance with GAAP and applicable laws, rules and regulations. Each member of the Committee shall be entitled to rely on the integrity of those persons within the Company and of the professionals and experts (including the Company's independent auditor) from which the Committee receives information and, absent actual knowledge to the contrary, the accuracy of the financial and other information provided to the Committee by such persons, professionals or experts.

        Further, auditing literature, particularly Statement of Accounting Standards No. 71, defines the term "review" to include a particular set of required procedures to be undertaken by independent auditors. The members of the Committee are not independent auditors, and the term "review" as used in this Charter is not intended to have that meaning and should not be interpreted to suggest that the Committee members can or should follow the procedures required of auditors performing reviews of financial statements.

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II.    Membership

        The Committee shall consist of at least three members of the Board. Each Committee member must be able to read and understand fundamental financial statements, including a company's balance sheet, income statement and cash flow statement. Members of the Committee are not required to be engaged in the accounting and auditing profession and, consequently, some members may not be expert in financial matters, or in matters involving auditing or accounting. At least one member of the Committee shall be an "audit committee financial expert" within the definition adopted by the SEC. In addition, each Committee member shall satisfy the "independence" requirements of the Nasdaq Stock Market and Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

        The members of the Committee, including the Chair of the Committee (the "Chair"), shall be appointed by the Board on the recommendation of the Nominating Committee. Committee members may be removed from the Committee, with or without cause, by the Board.

III.    Meetings and Procedures

        The Chair (or in his or her absence, a member designated by the Chair) shall preside at each meeting of the Committee and set the agendas for Committee meetings. The Committee shall have the authority to establish its own rules and procedures for notice and conduct of its meetings so long as they are not inconsistent with any provisions of the Company's bylaws that are applicable to the Committee.

        The Committee shall meet at least once during each fiscal quarter and more frequently as the Committee deems desirable. The Committee shall meet separately, periodically, with management and with the independent auditor.

        All non-management directors that are not members of the Committee may attend and observe meetings of the Committee, but shall not participate in any discussion or deliberation unless invited to do so by the Committee, and in any event shall not be entitled to vote. The Committee may, at its discretion, include in its meetings members of the Company's management, representatives of the independent auditor, any financial personnel employed or retained by the Company or any other persons whose presence the Committee believes to be necessary or appropriate. Notwithstanding the foregoing, the Committee may also exclude from its meetings any persons it deems appropriate, including, but not limited to, any non-management director that is not a member of the Committee.

        The Committee may retain any independent counsel, experts or advisors (accounting, financial or otherwise) that the Committee believes to be necessary or appropriate. The Committee may also utilize the services of the Company's regular legal counsel or other advisors to the Company. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Committee.

        The Committee may conduct or authorize investigations into any matters within the scope of the powers and responsibilities delegated to the Committee.

        Minutes of each meeting will be maintained by legal counsel and provided to the Audit Committee and the Board in a timely manner.

IV.    Powers and Responsibilities

  Interaction with the Independent Auditor

        1.     Appointment and Oversight.    The Committee shall be directly responsible and have sole authority for the appointment, compensation, retention and oversight of the work of the independent

2

auditor (including resolution of any disagreements between Company management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company, and the independent auditor shall report directly to the Committee.

        2.     Pre-Approval of Services.    Before the independent auditor is engaged by the Company or its subsidiaries to render audit or non-audit services, the Committee shall pre-approve the engagement. Committee pre-approval of audit and non-audit services will not be required if the engagement for the services is entered into pursuant to pre-approval policies and procedures established by the Committee regarding the Company's engagement of the independent auditor, provided the policies and procedures are detailed as to the particular service, the Committee is informed of each service provided and such policies and procedures do not include delegation of the Committee's responsibilities under the Exchange Act to the Company's management. The Committee may delegate to one or more designated members of the Committee the authority to grant pre-approvals, provided such approvals are presented to the Committee at a subsequent meeting. If the Committee elects to establish pre-approval policies and procedures regarding non-audit services, the Committee must be informed of each non-audit service provided by the independent auditor. Committee pre-approval of non-audit services (other than review and attest services) also will not be required if such services fall within available exceptions established by the SEC.

        3.     Independence of Independent Auditor.    The Committee shall, at least annually, review the independence and quality control procedures of the independent auditor and the experience and qualifications of the independent auditor's senior personnel that are providing audit services to the Company. In conducting its review:

            (i)  The Committee shall obtain and review a report prepared by the independent auditor describing (a) the auditing firm's internal quality-control procedures and (b) any material issues raised by the most recent internal quality-control review, or peer review, of the auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditing firm, and any steps taken to deal with any such issues.

           (ii)  The Committee shall ensure that the independent auditor prepare and deliver, at least annually, a written statement delineating all relationships between the independent auditor and the Company, consistent with Independence Standards Board Standard 1. The Committee shall actively engage in a dialogue with the independent auditor with respect to any disclosed relationships or services that, in the view of the Committee, may impact the objectivity and independence of the independent auditor. If the Committee determines that further inquiry is advisable, the Committee shall take appropriate action in response to the independent auditor's report to satisfy itself of the auditor's independence.

          (iii)  The Committee shall confirm with the independent auditor that the independent auditor is in compliance with the partner rotation requirements established by the SEC.

          (iv)  The Committee shall consider whether the Company should adopt a rotation of the annual audit among independent auditing firms.

           (v)  The Committee shall, if applicable, consider whether the independent auditor's provision of any permitted information technology services or other non-audit services to the Company is compatible with maintaining the independence of the independent auditor.

3

  Annual Financial Statements and Annual Audit

        4.     Meetings with Management and the Independent Auditor.

            (i)  The Committee shall meet with management and the independent auditor in connection with each annual audit to discuss the scope of the audit, the procedures to be followed and the staffing of the audit.

           (ii)  The Committee shall review and discuss with management and the independent auditor: (A) major issues regarding accounting principles and financial statement presentation, including any significant changes in the Company's selection or application of accounting principles, and major issues as to the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies; (B) any analyses prepared by management or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including analyses of the effects of alternative GAAP methods on the Company's financial statements; and (C) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company's financial statements.

          (iii)  The Committee shall review and discuss the annual audited financial statements with management and the independent auditor, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations."

        5.     Separate Meetings with the Independent Auditor.

            (i)  The Committee shall review with the independent auditor any problems or difficulties the independent auditor may have encountered during the course of the audit work, including any restrictions on the scope of activities or access to required information or any significant disagreements with management and management's responses to such matters. Among the items that the Committee should consider reviewing with the independent auditor are: (A) any accounting adjustments that were noted or proposed by the auditor but were "passed" (as immaterial or otherwise); (B) any communications between the audit team and the independent auditor's national office respecting auditing or accounting issues presented by the engagement; and (C) any "management" or "internal control" letter issued, or proposed to be issued, by the independent auditor to the Company. The Committee shall obtain from the independent auditor assurances that Section 10A(b) of the Exchange Act has not been implicated.

           (ii)  The Committee shall discuss with the independent auditor the report that such auditor is required to make to the Committee regarding: (A) all accounting policies and practices to be used that the independent auditor identifies as critical; (B) all alternative treatments within GAAP for policies and practices related to material items that have been discussed among management and the independent auditor, including the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and (C) all other material written communications between the independent auditor and management of the Company, such as any management letter, management representation letter, reports on observations and recommendations on internal controls, independent auditor's engagement letter, independent auditor's independence letter, schedule of unadjusted audit differences and a listing of adjustments and reclassifications not recorded, if any.

          (iii)  The Committee shall discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees," as then in effect.

        6.     Recommendation to Include Financial Statements in Annual Report.    The Committee shall, based on the review and discussions in paragraphs 4(iii) and 5(iii) above, and based on the disclosures

4

received from the independent auditor regarding its independence and discussions with the auditor regarding such independence pursuant to subparagraph 3(ii) above, determine whether to recommend to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year subject to the audit.

  Quarterly Financial Statements

        7.     Meetings with Management and the Independent Auditor.    The Committee shall review and discuss the quarterly financial statements with management and the independent auditor, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations."

  Other Powers and Responsibilities

        8.     The Committee shall discuss with management and the independent auditor the Company's earnings press releases (with particular focus on any "pro forma" or "adjusted" non-GAAP information). The Committee's discussion in this regard may be general in nature (i.e., discussion of the types of information to be disclosed and the type of presentation to be made) and need not take place in advance of each earnings release.

        9.     The Committee shall review all related-party transactions on an ongoing basis and all such transactions must be approved by the Committee.

        10.   The Committee shall discuss with management and the independent auditor any correspondence from or with regulators or governmental agencies, any employee complaints or any published reports that raise material issues regarding the Company's financial statements, financial reporting process or accounting policies.

        11.   The Committee shall discuss with the Company's General Counsel or outside counsel any legal matters brought to the Committee's attention that could reasonably be expected to have a material impact on the Company's financial statements.

        12.   The Committee shall request assurances from management and the independent auditor that the Company's foreign subsidiaries and foreign affiliated entities, if any, are in conformity with applicable legal requirements, including disclosure of affiliated party transactions.

        13.   The Committee shall discuss with management the Company's policies with respect to risk assessment and risk management. The Committee shall discuss with management the Company's significant financial risk exposures and the actions management has taken to limit, monitor or control such exposures.

        14.   The Committee shall set clear hiring policies for employees or former employees of the Company's independent auditor.

        15.   The Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters. The Committee shall also establish procedures for the confidential and anonymous submission by employees regarding questionable accounting or auditing matters.

        16.   The Committee shall review management's anti-fraud program including identification of fraud risks and implementation of anti-fraud measures.

        17.   Identify the potential for management's over-ride of controls and other inappropriate influence.

5

        18.   The Committee shall provide the Company with the report of the Committee with respect to the audited financial statements required by Item 306 of Reg. S-K, for inclusion in each of the Company's annual proxy statements.

        19.   The Committee, through its Chair, shall report regularly to, and review with, the Board any issues that arise with respect to the quality or integrity of the Company's financial statements, the Company's compliance with legal or regulatory requirements, the performance and independence of the Company's independent auditor or any other matter the Committee determines is necessary or advisable to report to the Board.

        20.   The Committee shall at least annually perform an evaluation of the performance of the Committee and its members, including a review of the Committee's compliance with this Charter.

        21.   The Committee shall at least annually review and reassess this Charter and submit any recommended changes to the Board for its consideration.

        22.   The Committee shall endorse and encourage education and dialog relative to emerging issues and facilitate knowledge of Audit Committee members and the Board on such pertinent issues.

6

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS OF CONCEPTUS, INC.
FOR THE ANNUAL MEETING TO BE HELD ON MAY 26, 2005

        The undersigned hereby appoints Mark Sieczkarek and Kathryn Tunstall, or either of them, as lawful agents and proxies, with full power of substitution in each, to represent the undersigned at the Annual Meeting of Stockholders of Conceptus, Inc. (the "Company") to be held on May 26, 2005, and at any adjournments or postponements thereof, on all matters properly coming before said Annual Meeting, including but not limited to the matters set forth on the reverse side.

        You are encouraged to specify your choices by marking the appropriate boxes on the reverse side, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. Your proxy cannot be voted unless you sign, date and return this card.

        This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR proposals 1 and 2, and will be voted in the discretion of the proxies upon such matters as may properly come before the Annual Meeting.

(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE PROPOSALS.	Please mark here for Address Change or Comments SEE REVERSE SIDE	☐
The Board of Directors recommends a vote FOR Items 1 and 2.
	FOR	WITHHELD FOR ALL
ITEM 1. ELECTION OF DIRECTORS
Instruction: If you wish to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below:
    01 Michael A. Baker
    02 Marie-Helene Plais-Cotrel
03 Peter L. Wilson	☐	☐	ITEM 3-	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.
I PLAN TO ATTEND THE MEETING ☐
		FOR	AGAINST	ABSTAIN
ITEM 2-	Proposal to ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2005.	☐	☐	☐	Receipt is hereby acknowledged of Notice of Annual Meeting of Stockholders and accompanying Proxy Statement for the Annual Meeting to be held on May 26, 2005.
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
The undersigned hereby revokes all proxies heretofore given by the signer to vote at said Annual Meeting and any adjournment or postponement thereof.
Signature	Signature	Date

Note: Please sign exactly as name appears herein. When signing as attorney, executor, administrator, trustee, or guardian, or in any other representative capacity, please give full title as such and sign your own name as well. Joint owners should each sign.

FOLD AND DETACH HERE

QuickLinks

CONCEPTUS, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To Be Held May 26, 2005
PROXY STATEMENT INFORMATION CONCERNING SOLICITATION AND VOTING
PROPOSAL NO. 1 ELECTION OF DIRECTORS
NOMINEES FOR ELECTION AS DIRECTORS THROUGH 2008
DIRECTORS WHOSE TERMS DO NOT EXPIRE THIS YEAR
BOARD OF DIRECTORS COMPENSATION
BOARD OF DIRECTORS' ADDITIONAL AUTOMATIC OPTION AND RESTRICTED STOCK GRANTS
PROPOSAL NO. 2 APPROVAL OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
AUDIT COMMITTEE REPORT1
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE OFFICERS OF THE COMPANY
EXECUTIVE COMPENSATION
Summary Compensation Table
OPTION GRANTS DURING YEAR ENDED DECEMBER 31, 2004
Options/SAR Grants in Last Fiscal Year
Aggregated Option Exercises in the Year Ended December 31, 2004 and Fiscal Year-End Option Values
EQUITY COMPENSATION PLAN INFORMATION
COMPENSATION COMMITTEE REPORT2
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OTHER MATTERS
  Annex A
AMENDED AND RESTATED AUDIT COMMITTEE CHARTER
CONCEPTUS, INC. AUDIT COMMITTEE CHARTER